Exhibit 99.1

MACROGENICS, INC.
AMENDED AND RESTATED
UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

Effective as of June 30, 2026, MacroGenics, Inc. (the “Company”) completed the previously announced sale (the “Closing”) of certain assets and liabilities related to its GMP manufacturing operations (the "Purchased Assets"), including its CDMO business (the “CDMO Operations”) conducted by the Company at its manufacturing facility located at 9704 Medical Center Drive, Rockville, Maryland and related warehouse operations located at 4735 Arcadia Drive, Frederick, Maryland (excluding all research and related assets and operations of the Company) (the “Transaction”), to Bora Pharmaceuticals Co., Ltd., a company organized under the laws of Taiwan (“Bora”), and Bora Biologics USA, LLC, a Delaware limited liability company (collectively, the “Purchaser”).

The Transaction was conducted pursuant to the Asset Purchase Agreement, dated as of May 11, 2026 (the “Purchase Agreement”) by and between the Company and the Purchaser, and under the terms of the Purchase Agreement, at Closing the Purchaser paid the Company $119.6 million net of customary post-closing adjustments for working capital and indebtedness, and the Purchaser assumed responsibility for the CDMO Operations. The Company incurred approximately $8.8 million of incremental transaction costs directly related to the sale. Additionally, the Purchase Agreement provides for up to $5 million of potential additional post-closing cash payments (the "Contingent Consideration") to the Company upon achievement of certain manufacturing milestones by the CDMO Operations and professional development program services to be performed by the CDMO Operations in 2027 and 2028. The Company has assessed the likelihood of achievement of the Contingent Consideration as remote and therefore there is no accounting transaction adjustment reflected in the pro forma consolidated financial statements below. Any additional consideration will be recognized within discontinued operations in the period the related milestones are achieved. Changes in the estimated fair value of the contingent consideration, if any, will be recognized in earnings in subsequent periods.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchaser, indemnification obligations of the parties and certain other obligations of the parties. The closing of the Transaction was subject to customary conditions.

The Company determined that the disposal of the Purchased Assets represented a strategic shift that had a major effect on the Company's operations and financial results, reflecting the Company's exit from its contract manufacturing line of business and its decision to focus its resources on its pre-clinical and clinical-stage research and development pipeline. Accordingly, the results of the CDMO Operations are reported as discontinued operations. Amounts historically presented as shared or corporate costs that are expected to continue subsequent to the disposal have not been allocated to discontinued operations and remain in continuing operations. The related assets and liabilities are classified as assets and liabilities of discontinued operations on the Company's historical consolidated balance sheet and have been eliminated through the transaction accounting adjustments reflected in the pro forma consolidated balance sheet.

The unaudited pro forma financial information (or “pro forma financial information”) presents the pro forma financial position and results of operations after giving effect to the Transaction and the related discontinued operations presentation. Specifically, the unaudited pro forma consolidated balance sheet reflects adjustments that depict the accounting for the Transaction required by U.S. GAAP (“pro forma balance sheet transaction accounting adjustments”) as of March 31, 2026 while the unaudited pro forma consolidated statements of operations reflect adjustments that depict the effects of reclassifying the CDMO Operations to discontinued operations and removing the related revenue and cost of manufacturing services from continuing operations, assuming those adjustments were made as of January 1, 2023 (“pro forma income statement transaction accounting adjustments”). We refer to pro forma balance sheet transaction accounting adjustments and pro forma income statement transaction accounting adjustments collectively as “transaction accounting adjustments.” The transaction accounting adjustments are described in the accompanying notes.

The pro forma financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction occurred on the dates indicated. In addition, these pro forma financial statements should not be considered to be indicative of the future financial performance and results of operations of the Company.

The pro forma financial information should be read in conjunction with the historical financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2026 and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May 13, 2026, and June 30, 2026, filed with the SEC on August 14, 2026.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2026
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$66,517	$110,807	(a)	$177,324
Marketable securities	87,712			87,712
Accounts receivable	10,425	(10,175)	(b)	250
Inventory, net	9,498	(9,498)	(b)	—
Prepaid expenses and other current assets	8,371	(3,189)	(b)	5,182
Total current assets	182,523	87,945		270,468
Property, equipment and software, net	11,493	(9,482)	(b)	2,011
Operating lease right-of-use assets	22,481	(1,068)	(b)	21,413
Other non current assets	1,376	(1,178)	(b)	198
Total assets	$217,873	$76,217		$294,090

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,287	$(1,688)	(b)	$2,599
Accrued expenses and other current liabilities	18,446	(1,097)	(b)	17,349
Deferred revenue	67,993	(11,503)	(b)	56,490
Lease liabilities	5,214	(274)	(b)	4,940
Total current liabilities	95,940	(14,562)		81,378
Liability related to future royalties	68,713			68,713
Lease liabilities, net of current portion	31,295	(934)	(b)	30,361
Other non current liabilities	727			727
Total liabilities	196,675	(15,496)		181,179

Stockholders' equity:
Common stock, $0.01 par value -- 125,000,000 shares authorized, 63,560,068 shares outstanding at March 31, 2026	636			636
Additional paid-in capital	1,301,701			1,301,701
Accumulated other comprehensive loss	(27)			(27)
Accumulated deficit	(1,281,112)	91,713	(c)	(1,189,399)
Total stockholders' equity	21,198	91,713		112,911
Total liabilities and stockholders' equity	$217,873	$76,217		$294,090

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Three Months Ended March 31, 2026
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$570			$570
Contract manufacturing	14,054	(14,054)	(d)	—
Royalty revenue	6,151			6,151
Total revenues	20,775	(14,054)		6,721
Costs and expenses:
Cost of manufacturing services	9,530	(9,530)	(e)	—
Research and development	34,974			34,974
General and administrative	9,710			9,710
Total costs and expenses	54,214	(9,530)		44,684
Loss from operations	(33,439)	(4,524)		(37,963)
Interest and other income	1,554			1,554
Interest and other expense	(4,889)			(4,889)
Net loss from continuing operations	(36,774)	(4,524)		(41,298)
Other comprehensive loss:
Unrealized loss on investments	(59)			(59)
Comprehensive loss	$(36,833)	$(4,524)		$(41,357)

Basic and diluted net loss from continuing operations per common share	$(0.58)			$(0.65)
Basic and diluted weighted average common shares outstanding	63,449,780			63,449,780

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Twelve Months Ended December 31, 2025
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$87,183			$87,183
Contract manufacturing	52,631	(52,631)	(d)	—
Royalty revenue	9,686			9,686
Total revenues	149,500	(52,631)		96,869
Costs and expenses:
Cost of manufacturing services	36,009	(36,009)	(e)	—
Research and development	147,172			147,172
General and administrative	39,160			39,160
Total costs and expenses	222,341	(36,009)		186,332
Loss from operations	(72,841)	(16,622)		(89,463)
Interest and other income	6,057			6,057
Interest and other expense	(8,508)			(8,508)
Loss before income taxes	(75,292)	(16,622)		(91,914)
Income tax expense (benefit)	(672)			(672)
Net loss from continuing operations	(74,620)	(16,622)		(91,242)
Other comprehensive loss:
Unrealized gain on investments	28			28
Comprehensive loss	$(74,592)	$(16,622)		$(91,214)

Basic and diluted net loss from continuing operations per common share	$(1.18)			$(1.44)
Basic and diluted weighted average common shares outstanding	63,155,096			63,155,096

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Twelve Months Ended December 31, 2024
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$119,918			$119,918
Product sales, net	16,426			16,426
Contract manufacturing	13,057	(13,057)	(d)	—
Government agreements	561			561
Total revenues	149,962	(13,057)		136,905
Costs and expenses:
Cost of product sales	847			847
Cost of manufacturing services	11,452	(11,452)	(e)	—
Research and development	177,194			177,194
Selling, general and administrative	71,047			71,047
Total costs and expenses	260,540	(11,452)		249,088
Loss from operations	(110,578)	(1,605)		(112,183)
Gain on sale of MARGENZA	36,250			36,250
Interest and other income	9,421			9,421
Interest and other expense	(1,115)			(1,115)
Loss before income taxes	(66,022)	(1,605)		(67,627)
Income tax provision	944			944
Net loss from continuing operations	(66,966)	(1,605)		(68,571)
Other comprehensive loss:
Unrealized gain on investments	10			10
Comprehensive loss	$(66,956)	$(1,605)		$(68,561)

Basic and diluted net loss from continuing operations per common share	$(1.07)			$(1.10)
Basic and diluted weighted average common shares outstanding	62,621,185			62,621,185

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
Twelve Months Ended December 31, 2023
(Amounts in thousands, except share and per share data)

	Historical	Accounting Transaction Adjustments		Pro Forma
Revenues:
Collaborative and other agreements	$30,546			$30,546
Product sales, net	17,939			17,939
Contract manufacturing	9,833	(9,833)	(d)	—
Government agreements	431			431
Total revenues	58,749	(9,833)		48,916
Costs and expenses:
Cost of product sales	619			619
Cost of manufacturing services	7,603	(7,603)	(e)	—
Research and development	166,583			166,583
Selling, general and administrative	52,188			52,188
Total costs and expenses	226,993	(7,603)		219,390
Loss from operations	(168,244)	(2,230)		(170,474)
Gain on royalty monetization arrangement	150,930			150,930
Interest and other income	9,686			9,686
Interest and other expense	(1,430)			(1,430)
Net loss from continuing operations	(9,058)	(2,230)		(11,288)
Other comprehensive loss:
Unrealized loss on investments	(1)			(1)
Comprehensive loss	$(9,059)	$(2,230)		$(11,289)

Basic and diluted net loss from continuing operations per common share	$(0.15)			$(0.18)
Basic and diluted weighted average common shares outstanding	61,929,198			61,929,198

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MACROGENICS, INC.
NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
(Amounts in thousands, except share and per share data)
(unaudited)

The following is a description of the transaction accounting adjustments reflected in the unaudited pro forma consolidated financial statements which are consistent with the discontinued operations presentation reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026..

(a)    Sale Proceeds: Represents the net adjustment of $110.8 million to cash resulting from the sale of the Purchased Assets, which includes gross proceeds of $122.5 million less (i) estimated customary working capital adjustments and (ii) approximately $8.8 million of estimated transaction costs.
(b)    Derecognition of the Purchased Assets: Represents the derecognition of assets and liabilities related to the sale of the Purchased Assets. The derecognition of property, equipment and software is net of accumulated depreciation of approximately $70.0 million.
(c)    Accumulated deficit: The cumulative adjustments resulted in an adjustment to accumulated deficit of $91.7 million related to the gain recognized upon the derecognition of the Purchased Assets on March 31, 2026. The estimated gain was computed as follows:

(in thousands)	March 31, 2026
Consideration recognized
Cash proceeds from sale	$110,807	(a)
Less: Carrying value of the Purchased Assets	(19,094)	(b)
Estimated gain on derecognition of Purchased Assets	$91,713
(d)    Contract manufacturing revenue: Represents the elimination of revenue generated by the Purchased Assets.
(e)    Cost of manufacturing services: Represents the elimination of costs associated with the revenue generated by the Purchased Assets.